Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-1 (File No. 333-209119) and the Registration Statement on Form S-8 (File No. 333-190770) of Aeolus Pharmaceuticals, Inc. (the "Company") of our report dated December 20, 2016, relating to our audit of the Company's consolidated financial statements as of September 30, 2016, and for the year then ended, included in the Company's Annual Report on Form 10-K for the year ended September 30, 2016.

HASKELL & WHITE LLP

Irvine, California
December 20, 2016